Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of TetraLogic Pharmaceuticals Corpora dated November 14, 2016 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:           November 14, 2016

LINDEN ADVISORS LP
By: Linden Hld LLC, general partner
	By:	/S/ Siu Min Wong
Siu Min Wong,
Managing Member

LINDEN CAPITAL L.P.
By: Linden GP LLC, general partner
	By:	/S/ Siu Min Wong
Siu Min Wong,
Managing Member

LINDEN GP LLC

By:	/S/ Siu Min Wong
Siu Min Wong,
Managing Member

/S/ Siu Min Wong
SIU MIN WONG